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                                                                    EXHIBIT 32.3


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2006, as filed with the Securities and Exchange Commission (the "Report") of Nuveen Investments, Inc. (the "Company") and pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Senior Vice President, Finance of the Company, hereby certifies that:

                  (i)      the Report fully complies with the requirements of
         section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated as of this 9th day of May 2006.


                                    /s/ Margaret E. Wilson
                                    ----------------------------------------
                                    Margaret E. Wilson
                                    Senior Vice President, Finance
                                    (Principal Financial and Accounting Officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.